UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2020

GRANITE CONSTRUCTION INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 West Beach Street

Watsonville, California 95076

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2020, the Board of Directors of Granite Construction Incorporated (the “Company”) adopted the Executive Retention and Severance Plan III (the “ERSP”), the ERSP participation agreement, the Long-Term Incentive Plan (the "LTIP") and the LTIP award agreement effective as of January 1, 2020.

The ERSP sets forth the compensation that would be payable to the Company’s Chief Executive Officer, Chief Financial Officer and other officers and key employees upon a change in control. The ERSP amends the Company’s previously adopted executive retention and severance plan to (1) revise the change in control period from three years to two years following a change in control, (2) revise the definition of good reason to be consistent with the definition of good reason in the Company’s equity incentive plan, (3) provide that awards granted after January 1, 2020 are subject to accelerated vesting in the event of change in control and the participant's termination of employment without cause or for good reason, (4) increase the multiple for severance benefits from one time to two times for participants who are Senior Vice Presidents, officers and key employees (non-CEO or CFO officers), (5) increase insurance and outplacement service benefits from one year to two years for participants who are officers and key employees, and (6) provide for prorated payments of long-term incentives for officers and key employees whose incentives are based on a one-year performance period. The ERSP also includes a non-disparagement provision in favor of the Company and provides the Company with greater flexibility to amend the ERSP. The ERSP participation agreement documents each employee's participation in the ERSP.

The LTIP sets forth the compensation that would be payable to the Company’s Chief Executive Officer, Chief Financial Officer and other Named Executive Officers upon the achievement of certain performance goals over a three-year period. The LTIP amends the Company’s previously adopted long-term incentive plan to (1) provide that in the event of a change in control, LTIP awards convert to restricted stock units ("RSUs"), based on target or actual performance through the effective date of the change in control and such RSUs are subject to time-based vesting through the end of the performance period, (2) accelerate vesting of time-based RSUs in the event of a change in control and participant's termination of employment without cause or for good reason, and (3) prorate LTIP awards on termination of employment due to death, disability or retirement based on actual performance through the end of the applicable performance period. The LTIP award agreement documents awards granted under the LTIP.

The foregoing descriptions of the ERSP, the ERSP participation agreement, the LTIP and the LTIP award agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the ERSP, ERSP participation agreement, LTIP and LTIP award agreement, respectively, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are attached hereto and furnished herewith:

Exhibit Number	Description

10.1	Executive Retention and Severance Plan III and Participation Agreement
10.2	Long-Term Incentive Plan
10.3	LTIP Award Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Senior Vice President, General Counsel and Secretary

Date: March 30, 2020